Exhibit 99.3

August 31, 2009

Cardinal Health, Inc.

7000 Cardinal Place

Dublin, Ohio 43017

Ladies and Gentlemen:

You have requested our opinion regarding certain federal income tax consequences arising in connection with the Separation Agreement by and between Cardinal Health, Inc., an Ohio corporation (“Cardinal Health”) and CareFusion Corporation, a Delaware corporation (“CareFusion”), dated as of July 22, 2009 (the “Separation Agreement”), pursuant to which, among other things, Cardinal Health will effect the Distributing Contribution and the External Distribution (as such terms are defined in the Ruling Request (defined below)).

In rendering our opinion, we have examined, and are relying upon (i) the Separation Agreement, (ii) the Registration Statement of CareFusion on Form 10 filed with the Securities and Exchange Commission on March 31, 2009 (as amended through the date hereof) and the exhibits thereto, (iii) Cardinal Health’s request to the Internal Revenue Service (the “IRS”) for a private letter ruling (including the exhibits thereto), dated November 25, 2008, as supplemented by submissions dated February 20, 2009, March 17, 2009, March 30, 2009, April 24, 2009, May 1, 2009, May 21, 2009 and June 2, 2009 (including exhibits thereto) (the original request together with all such supplements, the “Ruling Request”), (iv) the private letter ruling issued to Cardinal Health by the IRS on June 29, 2009 (the “Ruling”), (v) the representation letters, dated the date hereof, addressed to us from Cardinal Health and CareFusion (including the exhibits thereto) (the “Officer’s Certificates”), (vi) the letter addressed to Cardinal Health from Morgan Stanley & Co. Incorporated, dated July 10, 2009 (the “Morgan Stanley Letter”), describing the substantial business purposes for the External Distribution, (vii) the Business Purpose Analysis of Cardinal Health, dated August 26, 2009, including the exhibits thereto (the “Business Purpose Analysis”), describing the substantial business purposes for the External Distribution and (viii) such other documents and corporate records as we deemed relevant and necessary for purposes of our opinion.

Cardinal Health, Inc.

August 31, 2009

In addition, we have assumed that (i) all documents submitted to us are authentic originals, or if submitted as photocopies, that they faithfully reproduce the originals thereof, (ii) all such documents (including the Separation Agreement and the exhibits thereto) have been or will be duly executed to the extent required in the form presented to us, (iii) all representations and statements set forth in such documents (including, without limitation, the Ruling Request, the Ruling and the Officer’s Certificates) are true, correct and complete, (iv) any representation or statement qualified by belief, knowledge, materiality or any similar qualification is true, correct and complete without such qualification, (v) all obligations imposed by any such document on the parties thereto have been or will be performed or satisfied in accordance with their terms, (vi) except for a change in the distribution ratio to 0.5 shares of CareFusion common stock for each share of Cardinal Health common stock, the transactions contemplated by the Separation Agreement will be consummated as described in the Ruling Request and the Ruling, (vii) the analysis and conclusions set forth in the Morgan Stanley Letter were true and correct as of the date thereof and are true and correct as of the date hereof, (viii) the analysis and conclusions set forth in the Business Purpose Analysis were true and correct as of the date thereof and are true and correct as of the date hereof and (ix) the Distributing Contribution and the External Distribution will be reported by Cardinal Health and CareFusion on their respective tax returns in a manner consistent with our opinion set forth below, including the satisfaction of all applicable reporting requirements.

Our opinion is based on current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated thereunder, published pronouncements of the IRS and case law in effect on the date hereof, any of which may be changed at any time with retroactive effect. Accordingly, any change in applicable laws or facts and circumstances surrounding the Distributing Contribution or the External Distribution, or any inaccuracy in the statements, facts, assumptions and representations on which we have relied, may affect the continuing validity of the opinion set forth herein. Moreover, our opinion cannot be relied upon if any of our assumptions is inaccurate in any respect or if the Ruling is revoked or amended (in whole or in part). We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention. We express no opinion as to any federal income tax issue or other matter, including, without limitation, any transactions contemplated by the Separation Agreement or described in the Ruling Request other than the Distributing Contribution and the External Distribution, except as set forth below.

Based upon and subject to the foregoing and subject to the qualifications below, we are of the opinion that, for federal income tax purposes:

The Distributing Contribution followed by the External Distribution will qualify as a reorganization within the meaning of Section 368(a)(l)(D) of the Code and a distribution to which Section 355 of the Code applies, respectively.

Cardinal Health, Inc.

August 31, 2009

This opinion is rendered solely for the benefit of Cardinal Health in connection with the transactions described above and except as expressly provided herein, may not be relied upon for any other purpose or by any other person without our prior written consent. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to Form 8-K of Cardinal Health or CareFusion. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Weil, Gotshal & Manges LLP
Weil, Gotshal & Manges LLP

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